UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUESTCOR PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Important Information

The following includes a copy of a document titled “Transaction Update” sent by Questcor Pharmaceuticals, Inc. to its employees.

Transaction Update

•	SEC S-4 Filing Complete and Shareholder Proxy Solicitation Process Begins

Today, Mallinckrodt plc and Questcor Pharmaceuticals, Inc. issued a joint press release providing an update on our pending transaction. We thought it would be helpful to explain what that update means and where we are in the process.

On May 16, 2014, Mallinckrodt plc filed a “Form S-4 registration statement,” which is a document that Mallinckrodt was required to file with the U.S. Securities and Exchange Commission (SEC) in connection with the transaction. A big part of the registration statement is what is called a “joint proxy statement/prospectus”. It is called a joint proxy statement because both Mallinckrodt and Questcor will use it to solicit proxies (or votes) in favor of the transaction, and a prospectus (of Mallinckrodt) because it contains information about the Mallinckrodt shares that will be issued to Questcor shareholders as part of the transaction. The joint proxy statement/prospectus includes important information about the transaction and the Mallinckrodt shares.

On Friday, July 11, 2014, as part of the process in which the SEC reviewed the Form S-4 registration statement, the SEC declared the registration statement effective. This means that the companies may mail the joint proxy statement/prospectus to their respective shareholders. The July 11 “declaration of effectiveness” was an important milestone toward the completion of the acquisition.

The joint press release issued by Mallinckrodt and Questcor today essentially announces that the Form S-4 registration statement is effective, and notes important dates relating to the upcoming shareholder meetings and anticipated closing of the transaction. The mailing process also officially begins today.

Critical next steps that must be completed are for Questcor to obtain the approval of its shareholders for the proposed transaction; and for Mallinckrodt to obtain the approval of its shareholders for the issuance of Mallinckrodt shares that will be issued to Questcor shareholders as part of the overall consideration (or price) of the transaction.

Special meetings of the respective shareholders of each company have been scheduled for August 14, 2014. The Mallinckrodt meeting will take place in Dublin, Ireland, and the Questcor meeting will occur in Costa Mesa, California, near Questcor’s Anaheim office. The voting process allows for shareholders to cast their votes either in person or by proxy. If you are a shareholder (including through ownership of Mallinckrodt or Questcor restricted shares), you should read the joint proxy statement/prospectus to understand how you may cast your vote.

If the transaction is approved by each company’s shareholders and the other closing conditions are satisfied, the next step will be to close the transaction shortly after the shareholder meetings. When all these steps are finished, Mallinckrodt will issue a press release announcing that the transaction is complete and file certain additional documents with the SEC.

SIDEBAR DEFINITIONS:

SEC Form S-4 Registration Statement: A document filed with the SEC by a company that is issuing shares in a transaction such as a merger or acquisition. A part of the Form S-4 is mailed to shareholders to provide information related to the transaction and the shares being issued and to solicit proxy votes.

Prospectus: A formal legal document, which is required by, and filed with, the SEC, which provides details about an investment offering. The purpose of a prospectus is to provide facts for an investor to make an informed investment decision.

Declared Effective by SEC: Formal notice from the SEC that it ‘declares effective’ the Form S-4 filing (registration statement), which allows the mailing to take place.

Shareholder Voting and Proxy Voting: Shareholder voting is the primary means by which investors (or shareholders) can influence a company’s operations. Therefore, it’s very important that shareholders vote on major transactions proposed by the company, and that they make their decisions on how to vote based on a full understanding of the information and legal documentation presented to them.

Shareholders can ‘vote their shares’ in person at a live shareholder meeting. However, because many shareholders may not be able to attend a shareholder meeting, companies typically use a proxy voting process. As described, a mailing is sent to shareholders containing detailed information about the transaction. Shareholders can then vote by submitting a proxy card that is included with the document mailed to them, or they often can vote in other ways (such as on the Internet or by telephone). All of the votes (whether in person or by proxy) are then tallied up after the shareholder meeting.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Questcor operate; the commercial success of Mallinckrodt’s and Questcor’s products, including H.P. Acthar® Gel; Mallinckrodt’s and Questcor’s ability to protect intellectual property rights; the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; the availability of financing, including the financing contemplated by the debt commitment letter, on anticipated terms or at all; Mallinckrodt’s ability to successfully integrate Questcor’s operations and employees with Mallinckrodt’s existing business; the ability to realize anticipated growth, synergies and cost savings; Questcor’s performance and maintenance of important business relationships; the lack of patent protection for Acthar, and the possible United States Food and Drug Administration (“FDA”) approval and market introduction of additional competitive products; Questcor’s reliance on Acthar for substantially all of its net sales and profits; Questcor’s ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with nephrotic syndrome, multiple sclerosis, infantile spasms or rheumatology-related conditions, and Questcor’s ability to develop other therapeutic uses for Acthar; volatility in Questcor’s Acthar shipments, estimated channel inventory, and end-user demand; an increase in the proportion of Questcor’s Acthar unit sales comprised of Medicaid-eligible patients and government entities; Questcor’s research and development risks, including risks associated with Questcor’s work in the areas of nephrotic syndrome and lupus, and Questcor’s efforts to develop and obtain FDA approval of Synacthen™ Depot; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; Mallinckrodt’s ability to obtain and/or timely transport molybdenum-99 to its technetium-99m generator production facilities; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Mallinckrodt’s ability to successfully develop or commercialize new products; competition; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligations under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; and restructuring activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) Mallinckrodt’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 27, 2013, its Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2013 and its Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2014; (ii) the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Mallinckrodt on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and (iii) Questcor’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013 (and the amendment thereto on Form 10-K/A), its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, and its Current Report on Form 8-K filed with the SEC on July 10, 2014. The forward-looking statements made herein speak only as of the date hereof and none of Mallinckrodt, Questcor or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between Mallinckrodt and Questcor, Mallinckrodt has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement of Mallinckrodt and Questcor that also constitutes a prospectus of Mallinckrodt. The registration statement on Form S-4 was declared effective by the SEC on July 11, 2014. Each of Mallinckrodt and Questcor will commence mailing the joint proxy statement/prospectus to its respective shareholders as soon as possible. INVESTORS AND SECURITY HOLDERS OF MALLINCKRODT AND QUESTCOR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME

AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the joint proxy statement/prospectus, the registration statement and other documents filed with the SEC by Mallinckrodt and Questcor through the website maintained by the SEC at http://www.sec.gov.

Participants in the Merger Solicitation

Mallinckrodt, Questcor, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Mallinckrodt and Questcor shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the joint proxy statement/prospectus filed by Mallinckrodt with the SEC. Information about the directors and executive officers of Mallinckrodt is set forth in its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on January 24, 2014. Information about the directors and executive officers of Questcor is set forth in its amendment to Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2014.